Exhibit 3.2

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Reata Pharmaceuticals, Inc.

(a Delaware corporation)

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

Reata Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1. The Corporation was originally incorporated as Signifix, Inc., a Delaware corporation, on March 11, 2002.

2. The Corporation changed its name to Reata Discovery, Inc. pursuant to an amendment to the Corporation’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 28, 2002.

3. The Corporation changed its name to Reata Pharmaceuticals, Inc. pursuant to an amendment to the Corporation’s Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 21, 2005.

4. Effective upon the filing of this Tenth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each four and four-tenths (4.4) shares of the Corporation’s common stock issued and outstanding or held as treasury stock immediately before the Effective Time shall, automatically and without further action by any stockholder, be reclassified as, converted into, and become, one (1) share of Class B Common Stock (hereinafter defined) of the Corporation. All shares of Class B Common Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares held by such holder. For any remaining fraction of a share of Class B Common Stock, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Class A Common Stock (after giving effect to the foregoing reverse stock split) as determined by the board of directors of the Corporation.

5. Pursuant to Sections 103, 228, 242 and 245 of the DGCL, this Tenth Amended and Restated Certificate of Incorporation (this “Certificate”) restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

6. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE ONE

The name of the Corporation is Reata Pharmaceuticals, Inc.

ARTICLE TWO

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, 19801, County of New Castle, Delaware. The name of the registered agent at that address is The Corporation Trust Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the DGCL.

ARTICLE FOUR

4.1 General.

(a) The total number of shares of capital stock that the Corporation shall have authority to issue is 750,000,000, of which (i) 500,000,000 shares shall be shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), (ii) 150,000,000 shares shall be shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”) (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the “Common Stock”) and (iii) 100,000,000 shares shall be shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

(b) The Corporation may purchase, directly or indirectly, its own shares to the extent that may be allowed by law.

4.2 Preferred Stock.

(a) Subject to the rights of any series of the Preferred Stock, if any, then outstanding, authority is hereby expressly vested in the board of directors of the Corporation (the “Board”) to establish and authorize the issuance of the Preferred Stock from time to time in one or more series and, with respect to each series of the Preferred Stock, to fix and determine by resolution or resolutions, in the manner provided for by law, the number of shares to constitute the series and the voting powers, designation, preferences, rights and qualifications, limitations or restrictions of the shares of any series so established.

(b) The Board may decrease the number of shares designated for any existing series of the Preferred Stock; provided that the Board may not decrease the number of shares within a series below the number of shares within such series of the Preferred Stock then outstanding.

(c) Each share of the Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except as to the date, if any, from which dividends on such share shall accumulate and other details which, because of the passage of time, are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

4.3 Common Stock.

(a) Except as otherwise required by law or this Certificate, each holder of Class A Common Stock shall have one vote in respect of each share of Class A Common Stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise required by law or this Certificate, each holder of Class B Common Stock shall have three votes in respect of each share of Class B Common Stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation. Except as may be otherwise provided in this Certificate or by law, the Class A Common Stock and the Class B Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. All shares of Common Stock, when duly issued, shall be fully paid and nonassessable. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for the exercise of options or warrants or conversion of any authorized convertible securities) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally on the election of directors, voting as a single class, irrespective of Section 242(b)(2) of the DGCL, and no vote of the holders of the Class A Common Stock or Class B Common Stock voting separately as a class shall be required therefor. Cumulative voting of any shares of capital stock having voting rights is prohibited.

(b) Subject to the preferential rights and participation rights of the outstanding Preferred Stock, if any, or any class or series thereof, with respect to dividends, the holders of shares of Common Stock shall be entitled to receive, when, as, and if declared by the Board, out of the assets of the Corporation which are by law available for payment of dividends, dividends payable either in cash, in property, or in shares of capital stock; provided, that, the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any class or series thereof, and subject to the right of participation, if any, of the holders of shares of Preferred Stock of any dividends, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably, in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

(d) In connection with any merger or consolidation of the Corporation with or into any other entity, shares of Class A Common Stock and shares of Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any other consideration paid or otherwise distributed to stockholders of the Corporation in the merger or consolidation, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(e) In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Common Stock unless the shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in respect of shares of Class A Common Stock and Class B Common Stock in the form of shares of Class A Common Stock or Class B Common Stock, respectively.

4.4 Conversion.

(a) Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time on or after the First Conversion Date.

(b) On or after the First Conversion Date, each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon any sale, pledge, conveyance, hypothecation, assignment or other transfer (a “Transfer”) of such share, whether or not for value, by the registered holder (the “Holder”) thereof, other than any such Transfer by such Holder to (i) a nominee of such Holder (without any change in beneficial ownership, as such term is defined under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) or (ii) another person that, at the time of such Transfer, beneficially owns shares of Class B Common Stock or a nominee thereof; provided that, notwithstanding the foregoing, (A) any Transfer by the Holder without consideration to (1) any controlled affiliate of such Holder which remains such, (2) a partner or member, active or retired, of such Holder or a stockholder of such Holder, (3) the estate of any such Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Holder, (4) a parent corporation or wholly-owned subsidiary of such Holder or to a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Holder or a wholly-owned subsidiary of such parent, or (5) a member of the Immediate Family of such Holder, in each case, shall not result in such conversion or (B) any bona fide pledge by the Holder to any financial institution in connection with a borrowing shall not result in such conversion.

(c) The one-to-one conversion ratio for the conversion of the Class B Common Stock into Class A Common Stock in accordance with Section 4.4(a) or Section 4.4(b) of this Article Four shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class A Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

(d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

(e) If any shares of Class B Common Stock shall be converted pursuant to this Section 4.4, the shares so converted shall be retired and returned to the authorized but unissued shares of Class B Common Stock.

(f) “Immediate Family” means the spouse of an individual and the grandparents, parents, siblings and children (and children and spouses of any of the foregoing) of the individual or his or her spouse. An adopted child will be treated as a child of his or her adoptive parent or parents (but only if he or she was adopted before he or she reached 21 years of age).

(g) “First Conversion Date” means the first day following the last day of the underwriters’ lock-up period (including any extension of such lock-up period in accordance with the terms thereof) provided for in the underwriting agreement among the Corporation and the underwriters with respect to the first underwritten public offering by the Corporation that results in its Class A Common Stock being listed for trading on a U.S. national securities exchange.

4.5 Preemptive Rights. Ownership of shares of any class of capital stock of the Corporation shall not entitle the holders thereof to any preemptive rights to subscribe for or purchase or to have offered to them for subscription or purchase any additional shares of capital stock of any class of the Corporation or any securities convertible into any class of capital stock of the Corporation, whether now or hereafter authorized, however acquired, issued or sold by the Corporation, it being the purpose and intent hereof that the Board shall have the full right, power and authority to offer for subscription or sell or to make any disposal of any or all unissued shares of capital stock of the Corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the Corporation, for such consideration, in money or property, as the Board in its sole discretion may determine.

4.6 Rights and Options. The Corporation shall have authority to create and issue rights and options entitling holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board. The Board shall be empowered to set the exercise price, duration, times for exercise and other terms of such rights or options; provided, however, that the consideration to be received for any share of capital stock subject thereto shall not be less than the par value thereof.

ARTICLE FIVE

5.1 Meetings.

(a) Except as otherwise required by law or regulation, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion. After the closing of the first underwritten public offering by the Corporation that results in its Class A Common Stock being listed for trading on a U.S. national securities exchange, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(b) Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the Board in its sole and absolute discretion, pursuant to a resolution approved by a majority of the members of the Board serving at the time of such vote, and no stockholder of the Corporation shall require the Board to call a special meeting of the stockholders or to propose business at a special meeting of the stockholders.

(c) Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) will be considered by the stockholders at that meeting unless, no earlier than one hundred and twenty (120) days before and no later than ninety (90) days before the anniversary of the preceding year’s annual meeting of stockholders (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting, then such dates shall be not earlier than one hundred and twenty (120) days before the date of the annual meeting and not later than the later of one hundred (100) days before the date of the annual meeting and ten (10) days after the first public announcement of the date set for that meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders), the Corporation receives from the stockholder proposing that business a written notice that sets forth: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee’s name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, as amended, or any provision of law subsequently replacing Regulation 14A, together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. Notwithstanding the foregoing provisions of this Section 5.1(c), unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies to vote in respect of such matters may have been received by the Corporation. The Bylaws of the Corporation may require a nominee for election as a director, a stockholder giving the notice proposing a nomination or business, or a beneficial owner on whose behalf a nomination or proposal is made, to provide information in addition to any information required by this Certificate and to comply with any requirements in addition to any requirement in this Certificate. The person presiding at the annual meeting will determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, will not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting.

5.2 Number of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board. The total number of directors constituting the Board shall be fixed by the Board by a resolution adopted by a majority of the members of the Board serving at the time of such vote.

5.3 Classes of Directors. The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the annual meeting of the stockholders of the Corporation held in 2016 (the “Class I Directors”), the initial term of office of the second class to expire at the annual meeting of the stockholders of the Corporation held in 2017 (the “Class II Directors”), and the initial term of office of the third class to expire at the annual meeting of the stockholders of the Corporation held in 2018 (the “Class III Directors”), with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III to be effective at the time such classification becomes effective. If the number of directors that constitutes the whole Board is changed as permitted by this Article, the majority of the members of the Board serving at the time of the vote to make such change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as reasonably possible.

5.4 Election of Directors. Directors shall be elected by a plurality of the voting power of the outstanding shares of stock of the Corporation that are present in person or represented by proxy at the meeting duly called for such purpose and that are entitled to vote generally on the election of directors.

5.5 Vacancies. Any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the members of the Board serving at the time of such vote, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director. Each director chosen to fill a vacancy in the Board shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the members of the Board serving at the time of such vote designates and shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

5.6 Removal. No director of any class of directors of the Corporation shall be removed except for cause and by an affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally on the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Certificate and the Bylaws of the Corporation.

5.7 Committees. The Board may designate and appoint from among its members one or more committees, which may have one or more members, and may designate one or more of its members as alternate members, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of such committee. The stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the Board, nor to abrogate the power of the Board to establish any such committees or the power of any such committee to exercise the powers and authority of the Board.

ARTICLE SIX

The Board will elect the officers of the Corporation, subject to the rights, if any, of an officer under any contract of employment, and subject to the power of the Board to delegate the election of one or more officers to a committee of the Board or to an officer or committee of officers. The Board may appoint or remove, or empower an officer to appoint or remove, such officers and agents of the business as the Corporation may require, each of whom will hold office for such period, have such authority, and perform such duties as described in the Bylaws of the Corporation or by resolution of the Board. Any vacancy occurring in any office of the Corporation will be filled by the Board or may be filled by the officer, if any, who appointed such officer. The stockholders of the Corporation shall have no power to elect or remove officers of the Corporation or to abrogate the power of the Board to elect and remove officers of the Corporation.

ARTICLE SEVEN

Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal in any respect any or all of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the members of the Board serving at the time of that vote. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally on the election of directors shall be required to alter, amend or repeal any provision contained in the Bylaws of the Corporation in the event of such vote, and provided, further, that the Bylaws of the Corporation shall not contain any provision inconsistent with this Certificate.

ARTICLE EIGHT

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE NINE

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE TEN

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action against the Corporation arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action against the Corporation or any director, officer, other employee or agent of the Corporation asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws of the Corporation (as they shall be amended from time to time), shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in each case subject to such Court of Chancery (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ten.

ARTICLE ELEVEN

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Certificate, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to or repeal of this Article Eleven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE TWELVE

No contract or transaction between the Corporation and one or more of its directors, officers or stockholders or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors, officers or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote generally on the election of directors, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE THIRTEEN

The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Thirteen is in effect. Any repeal or amendment of this Article Thirteen shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Thirteen. Such right shall include the right to be paid by the Corporation expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

ARTICLE FOURTEEN

The Corporation reserves the right, subject to any express provisions or restrictions contained in this Certificate or the Bylaws of the Corporation, from time to time, to amend, alter, change, or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by applicable laws, and all rights conferred upon stockholders in this Certificate or any amendment hereof are granted subject to this reservation; provided, however, that, after the closing of the first underwritten public offering by the Corporation that results in its Class A Common Stock being listed for trading on a U.S. national securities exchange, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally on the election of directors shall be required to alter, amend or repeal Articles Three, Five, Six, Seven, Eight, Nine, Ten, Eleven, Twelve, Thirteen or Fourteen or to adopt any provision inconsistent with such Article.

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The undersigned, being the duly elected Chief Executive Officer of the Corporation, for the purpose of amending and restating the Certificate of Incorporation, does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation and the facts stated in this Certificate are true, and accordingly has hereunto executed this Certificate as a duly authorized officer of the Corporation this 6th day of January, 2016.

/s/ J. Warren Huff
J. Warren Huff, Chief Executive Officer

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